UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

ARISTA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Wednesday, June 14, 2023

Dear Stockholders of Arista Networks, Inc.:

The 2023 annual meeting of stockholders of Arista Networks, Inc. (the “Company”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”), will be held on Wednesday, June 14, 2023 at 11:00 a.m. Pacific Time. The Annual Meeting will be conducted in a virtual format to provide convenience to our stockholders and enable increased stockholder participation. You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2023. To access the virtual meeting, you will need to enter the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Our board of directors has fixed the close of business on April 20, 2023 as the record date for the Annual Meeting. Only stockholders of record on April 20, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the proxy statement dated April 28, 2023 (the “Proxy Statement”). If you plan on attending this year’s annual meeting as a stockholder, you must follow the instructions set forth on page 68 of the Proxy Statement.

Enclosed please find supplementary proxy materials for the Annual Meeting. On April 28, 2023, we filed and began mailing to our stockholders the Notice, which provides instructions on how to access our proxy statement for the Annual Meeting and our annual report to stockholders, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail.

This supplementary proxy material is being made available on or about May 30, 2023. Except as specifically amended or supplemented by the information contained in the supplementary proxy materials, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares.

The purpose of the supplementary proxy materials is to revise the list of nominees for election to our board of directors as set forth in Proposal No. 1 in the Proxy Statement by removing Douglas Merritt as a nominee for our board of directors because he will be withdrawing his candidacy due to personal commitments.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. This supplementary proxy material does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Douglas Merritt is no longer standing for election as a director. No votes received prior to or after the date of this supplementary proxy material will be counted for or against the election of Douglas Merritt to our board of directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 14, 2023. This supplementary proxy material, the Proxy Statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and the supplementary proxy material and vote as soon as possible.

By order of the Board of Directors,

JAYSHREE ULLAL Chief Executive Officer, President and Director Santa Clara, California May 30, 2023

ARISTA NETWORKS, INC.

5453 Great America Parkway

Santa Clara, CA 95054

SUPPLEMENT TO PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement supplement, dated May 30, 2023 (the “Supplement”), supplements the proxy statement dated April 28, 2023 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our board of directors (the “Board”) of proxies to be voted at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Arista Networks, Inc. (the “Company”, “we,” “us” or “our”), to be held on June 14, 2023 at 11:00 AM PDT virtually at www.virtualshareholdermeeting.com/ANET2023.

The purpose of this Supplement is to revise the list of nominees for election to the Board as set forth in Proposal No. 1 in the Proxy Statement by removing Douglas Merritt as a nominee for the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

ELECTION OF DIRECTORS

Proposal No. 1 for the Annual Meeting consists of the election of the Class III directors, each to serve for a three-year term expiring at the annual meeting of stockholders in 2026 or until their successors are duly elected and qualified.

The candidates nominated by the Board consist of all of the nominees identified in the Proxy Statement, with the exception of Douglas Merritt who will be withdrawing his candidacy due to personal commitments. The following directors are the nominees for the Company’s Board:

Name and Occupation	Age	Director Since	Independent	Committees
Lewis Chew	60	2021	✓	Audit
Mark B. Templeton	70	2017	✓	Compensation

In connection with Nikos Theodosopoulos’ term of office expiring at the Annual Meeting, the number of authorized directors of the Board has been reduced from nine to eight, effective as of the convening of the Annual Meeting, composed of three Class I directorships, three Class II directorships and two Class III directorships.

Biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led the Board to conclude that each nominee should serve on the Board with respect to each nominee, is set forth in the Proxy Statement.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by shareholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted for the directors nominated by the Board, except those votes will not be cast for Douglas Merritt because he is no longer nominated for election to the Board.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers.”

OTHER MATTERS

The Board and management do not know of any matters before the Annual Meeting other than those to which we refer in the Proxy Statement. If any other matters properly come before the Annual Meeting, the proxy holders will vote the shares in accordance with their best judgment. To bring business before an annual meeting of stockholders, a stockholder must give written notice to our secretary before the meeting and comply with the terms and time periods specified in our Amended and Restated Bylaws (the “Bylaws”) and described under “Stockholder Proposals” in the Proxy Statement. No stockholder has given written notice that such stockholder intends to bring business before the Annual Meeting in compliance with the terms and time periods specified in our Bylaws.